Exhibit 10.2.3

DESRI INC.

2022 OMNIBUS INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
(ANNUAL AWARD)

This Director Restricted Stock Award Agreement (this “Restricted Stock Award Agreement”), dated as of [__________] [__], [2022] (the “Date of Grant”), is made by and between DESRI Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the DESRI Inc. 2022 Omnibus Incentive Plan (as may be amended and/or restated from time to time, the “Plan”).

1.            Grant of Restricted Stock. The Company hereby grants to the Participant [_______] restricted Shares of the Company (the “Restricted Stock”) pursuant to the General Share Reserve, subject to all of the terms and conditions of this Restricted Stock Award Agreement and the Plan.

2.            Vesting.

(a)          The Restricted Stock shall become vested on the date of the Company’s next general annual stockholder meeting following the Grant Date (the “Vesting Date”); provided that the Participant (i) commences service as a member of the Board on the date of the consummation of the Company’s initial public offering and (ii) remains in continuous service as a member of the Board through the Vesting Date.

(b)          If the Participant’s service is terminated for any reason, (i) all rights of the Participant with respect to any shares of Restricted Stock that have not vested as of the date of termination shall immediately terminate without the payment of any consideration with respect thereto and (ii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(c)          In the event that a Change in Control occurs prior to the Vesting Date and prior to any termination of the Participant’s service, any shares of Restricted Stock that have not yet vested as of the effective date of such Change in Control shall immediately vest on the effective date of such Change in Control.

3.            Voting, Dividends and Other Rights. The Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock (including (i) the right to vote and (ii) the right to receive distributions or dividends paid currently in same manner as any other outstanding shares of Common Stock held by stockholders generally).

4.            Restricted Stock Award Agreement Subject to Plan. This Restricted Stock Award Agreement is made pursuant to all of the provisions of the Plan (including without limitation the restrictions on Transfer set forth in Section 18 of the Plan), which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Restricted Stock Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Restricted Stock Award Agreement and the Restricted Stock shall be final and conclusive.

5.            No Rights to Continuation of Service. Nothing in the Plan or this Restricted Stock Award Agreement shall confer upon the Participant any right to continue in the service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.

6.            Tax Withholding. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall be entitled to require payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state, local or foreign tax law to be withheld with respect to the shares of Restricted Stock, as provided in Section 17 of the Plan and at such rate as determined by the Company that will not cause adverse accounting consequences for the Company. The Company shall be entitled to take such action as the Company deems necessary or appropriate to satisfy all such obligations for the payment of the applicable tax obligations with respect to the shares of Restricted Stock.

7.            83(b) Election. The Participant may make the election permitted under Section 83(b) of the Code to be taxed with respect to the shares of Restricted Stock as of the Date of Grant, provided that, notwithstanding any set forth in Section 6 hereof to the contrary, the Participant provides a cash payment to the Company in respect of any sums required or permitted by federal, state, local or foreign tax law to be withheld with respect to the shares of Restricted Stock as a result of such election, as provided in Section 17 of the Plan and at such rate as determined by the Company that will not cause adverse accounting consequences for the Company. A form of such election may be obtained from the Company upon request. The Participant hereby acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely the election permitted under Section 83(b) of the Code. If such election is made, the Participant shall promptly deliver a copy of such completed Section 83(b) election form (and proof of its timely filing, which may take the form of a certified mail receipt) to the Company.

8.          Legends. The Participant agrees that any certificate issued for shares of Restricted Stock (or, if applicable, any book entry statement issued for shares of Restricted Stock on the Company’s stock ledger, or with the Company’s transfer agent, third-party stock plan administrator, or otherwise, as the case may be) prior to the date on which such shares of Restricted Stock become vested shall bear the following restrictive legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE DESRI INC. 2022 OMNIBUS INCENTIVE PLAN (THE “PLAN”) AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DESRI INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY THE PLAN AND SUCH RESTRICTED STOCK AWARD AGREEMENT.

The Company may refuse to remove any restrictive legends from the shares of Restricted Stock if the Participant fails to comply with the Participant’s obligations to satisfy any applicable tax obligations in accordance with Sections 6 and 7 hereof.

9.            Governing Law. This Restricted Stock Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

10.          Restricted Stock Award Agreement Binding on Successors. The terms of this Restricted Stock Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11.          No Assignment. Notwithstanding anything to the contrary in this Restricted Stock Award Agreement, neither this Restricted Stock Award Agreement nor any rights granted herein shall be assignable by the Participant.

12.          Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Restricted Stock Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13.          Severability. Should any provision of this Restricted Stock Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Award Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14.          Entire Agreement. This Restricted Stock Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15.          Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16.          Counterparts; Electronic Signature. This Restricted Stock Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic signature of this Restricted Stock Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

17.          Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

18.          Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of shares of Restricted Stock subject to this Restricted Stock Award Agreement may be reduced by, and set-off against, any or all Shares or other amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the date set forth above.

DESRI INC.

By:

Print Name:

Title:

[Company Signature Page to Director Restricted Stock Award Agreement (Annual Award)]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Award Agreement.

PARTICIPANT

Signature:

Print Name:

Address:

[Participant Signature Page to Director Restricted Stock Award Agreement (Annual Award)]